UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016 (December 7, 2016)

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2016, Reed’s Inc., a Delaware corporation (“Reed’s”) entered into Amendment Number Thirteen (“Amendment Thirteen”) to the Amended and Restated Loan and Security Agreement dated December 5, 2014 (“PMC Loan Agreement”) with PMC Financial Services Group, LLC (“PMC”). Pursuant to Amendment Thirteen, PMC agreed to add $1,500,000 to the Cap Ex Loans for a total borrowing cap of $4,700,000, reduce the additional interest in half from 3.0% to 1.5% for a total of 10.5% and extended the maturity dates of the Revolving Loans, Cap Ex Loans, Term Loan and Term Loan B to January 1, 2019. The interest rate on Revolving Loans, Term Loan and Capex Loans is subject to modification based on performance metrics outlined in the Amendment Thirteen. Interest only is payable on Cap Ex Loans through January 31, 2017, at which time principal and interest will be aggregated and repaid in equal monthly payments of principal and interest based on 48 month amortization. In consideration, Reed’s agreed to reprice the exercise price of 50,000 common stock purchase warrants granted under Amendment Twelve from $4.50 to $4.10 and to reprice the exercise price of 125,000 common stock purchase warrants granted under Amendment Ten from $5.01 to $4.10. In addition, Reed’s agreed to pre-pay the Cap Ex Loan by at least $300,000 from the proceeds of the sale of idle equipment. Reed’s also agreed to pay a one-time fee of $35,000.

The disclosures set forth herein are qualified by reference to the full text of Amendment Eleven and Amendment Twelve, attached hereto as Exhibits 10.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 describing Amendment 13 is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The disclosures set forth in Item 1.01 are incorporated herein by reference. The issuances are exempt from registration under section 4(2) Securities Act of 1933, as amended, on the basis that there was no public offering and Reed’s has a preexisting relationship with PMC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.3	Amendment Number Thirteen to Loan and Security Agreement by and between Reed’s Inc. and PMC Financial Services Group, LLC dated December 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 12, 2016	By:	/s/ Daniel Miles
Daniel Miles,
Chief Financial Officer